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                                                                   EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
ChemFirst Inc.

We consent to the use of our report dated February 15, 2002, with respect to the consolidated balance sheets of ChemFirst Inc. as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, incorporated herein by reference.


Jackson, Mississippi                                               KPMG LLP
July 16, 2002

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